Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On July 15, 2015, Anixter International, Inc. through its wholly-owned subsidiary Anixter Inc. (Anixter) entered into a Purchase Agreement with HD Supply and certain subsidiaries of HD Supply pursuant to which Anixter has agreed, subject to the terms and conditions set forth therein, to acquire the equity interests of certain subsidiaries of HD Supply and certain assets that comprise HD Supply’s Power Solutions business (“Power Solutions”), in exchange for $825 million in cash (the “Acquisition”). We are buying Power Solutions on a cash-free, debt-free basis, and the purchase price is subject to adjustment based on Power Solutions’ working capital at closing.

The following unaudited pro forma combined financial statements have been prepared to give effect to the Acquisition and related financing, Anixter International’s acquisition of all of the outstanding shares of Tri-Northern Acquisition Holdings, Inc. (“Tri-Ed”) (which occurred on September 17, 2014), and Anixter International’s disposition of its OEM Supply - Fasteners business (which occurred on June 1, 2015) (collectively, the “Transactions”). The unaudited pro forma combined financial statements are based upon the historical financial statements of Anixter International, Power Solutions and Tri-Ed.

The unaudited pro forma combined balance sheet combines the historical consolidated balance sheet of Anixter International as of July 3, 2015 and the combined balance sheet of Power Solutions as of May 3, 2015, and reflects the pro forma effects of the Acquisition and related financing as if they had occurred on July 3, 2015. The unaudited pro forma combined statements of income for the fiscal year ended January 2, 2015 and for the trailing twelve month period ended July 3, 2015 combine the historical statements of income of Anixter International, Tri-Ed and Power Solutions, adjusted to reflect the pro forma effects of the Transactions as if they had occurred on January 4, 2014 . Due to the differing accounting periods of Anixter International and Power Solutions, the unaudited pro forma combined statement of income for the fiscal year ended January 2, 2015 combines the statement of income of Anixter International for the fiscal year ended January 2, 2015 and the statement of income of Power Solutions for the fiscal year ended February 1, 2015, and the unaudited pro forma combined statement of income for the trailing twelve month period ended July 3, 2015 combines the statement of income of Anixter International for the trailing twelve month period ended July 3, 2015 (included herein) with the statement of income of Power Solutions for the trailing twelve month period ended May 3, 2015 (also included herein).

The historical consolidated financial statements and notes thereto for Anixter International are incorporated by reference in this offering memorandum and the historical financial statements and notes thereto of Power Solutions are included elsewhere in this offering memorandum. Power Solutions’ results of operations will be included in Anixter International’s results of operations beginning upon the consummation of the Acquisition. The accompanying unaudited pro forma combined financial information and the historical financial information presented therein should be read in conjunction with and are qualified by the historical financial statements and notes thereto for Anixter International and Power Solutions described above. The historical financial statements of Power Solutions have been adjusted to reflect certain reclassifications to conform to Anixter International’s financial statement presentation.

The unaudited pro forma combined balance sheet and statements of income include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Transactions, (b) are factually supportable and (c) with respect to the statement of income, are expected to have a continuing impact on operating results. The pro forma adjustments are described in the accompanying combined notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or the synergies expected from the Acquisition. We cannot assure you that we will not incur charges in excess of those included in the pro forma total consideration related to the Acquisition or that management will be successful in its efforts to integrate the operations of the companies. The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the Transactions had been consummated as of the dates presented nor is it necessarily indicative of our future operating results as Anixter International has not begun to functionally integrate Power Solutions’ operations into its existing operations. The pro forma adjustments are based upon information and assumptions available at the time of this offering memorandum and result in a preliminary allocation of the purchase price based on estimates of the fair value of the assets acquired and liabilities assumed. The fair value of certain assets acquired and liabilities assumed are preliminary, and final determination of required adjustments will be made only upon the completion of our fair value assessments. Anixter International has retained an independent valuation firm to assist in the fair value determination of identifiable intangible assets. Anixter International expects to finalize these values by the third quarter of fiscal 2016. In addition, Anixter International has not yet performed the due diligence necessary to identify all of the adjustments required to conform Power Solutions’ accounting policies to Anixter International’s accounting policies.

In addition, the unaudited pro forma combined financial information is based on certain financing assumptions, including type of financing, interest rates, amounts and timing of the issuance of debt. The actual financing obtained may differ materially from the information presented in the accompanying unaudited pro forma combined financial information and those differences could have a material impact on the unaudited pro forma combined financial information and the combined company’s future results of operations and financial performance.

The following table summarizes the estimated fair values of the assets we expect to acquire and liabilities we expect to assume in connection with the Acquisition:

(In millions)	May 3, 2015
Cash	$—
Current assets, net	570.8
Property and equipment	32.9
Goodwill	246.0
Intangible assets	263.0
Other assets	4.4
Current liabilities	276.6
Non-current liabilities	15.5

Total purchase price	$825.0

Identified intangible assets include customer relationships and non-compete agreements in the amount of $261.9 million and $1.1 million, respectively. The customer relationships and non-compete agreements have estimated useful lives of 11 - 14 years and 2 years, respectively, and are being amortized on a straight-line basis as it approximates the customer attrition patterns and best estimates the use pattern of the assets. These intangible assets have a weighted average useful life of approximately 12 years.

The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and amounted to approximately $246.0 million. In accordance with current accounting standards, the goodwill will be tested for impairment as required by ASC 350, Intangibles — Goodwill and Other.

Additionally, because one of the entities acquired is a partnership for tax purposes, the tax basis of acquired assets and liabilities have been carried over at fair value and goodwill will be deductible for tax purposes.

Anixter International currently reports on a fiscal year that ends the Friday closest to December 31. Power Solutions currently reports on a fiscal year that ends the Sunday closest to January 31.

ANIXTER INTERNATIONAL INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	July 3, 2015	May 3, 2015	Pro Forma Adjustments(a)		Anixter International Inc. Pro Forma
	Anixter International Inc.	Power Solutions
(In millions)	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$206.2	$30.0	$(136.2	)(1)	$100.0
Accounts receivable	1,177.6	235.6	—		1,413.2
Inventories	865.1	330.8	—		1,195.9
Deferred income taxes	33.4	0.6	(0.6	)(8)	33.4
Other current assets	50.9	4.5	—		55.4
Current assets of discontinued operations	47.6	—	—		47.6

Total current assets	2,380.8	601.5	(136.8)		2,845.5
Property and equipment, at cost	310.3	32.9	—		343.2
Accumulated depreciation	(198.3)	—	—		(198.3)

Net property and equipment	112.0	32.9	—		144.9
Goodwill	577.3	211.4	34.6	(2)	823.3
Other assets	265.3	54.8	224.3	(3),(4)	544.4

Total assets	$3,335.4	$900.6	$122.1		$4,358.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$773.3	$240.4	$—		$1,013.7
Accrued expenses	193.3	36.3	(0.2	)(8)	229.4
Current liabilities of discontinued operations	29.8	—	—		29.8

Total current liabilities	996.4	276.7	(0.2)		1,272.9
Long-term debt	940.7	—	736.6	(5)	1,677.3
Other liabilities	198.0	9.7	5.9	(6)	213.6
Long-term liabilities of discontinued operations	4.5	—	—		4.5

Total liabilities	2,139.6	286.4	742.3		3,168.3
Stockholders’ equity:
Common stock	33.3	—	—		33.3
Capital surplus	243.8	—	—		243.8
Retained earnings	1,090.3	614.2	(620.2	)(7)	1,084.3
Accumulated other comprehensive loss:					—
Foreign currency translation	(97.7)	—	—		(97.7)
Unrecognized pension liability, net	(73.9)	—	—		(73.9)

Total accumulated other comprehensive loss	(171.6)	—	—		(171.6)

Total stockholders’ equity	1,195.8	614.2	(620.2)		1,189.8

Total liabilities and stockholders’ equity	$3,335.4	$900.6	$122.1		$4,358.1

(a)	See Note 2. “Pro Forma Adjustments” of the Notes to Unaudited Pro Forma Combined Financial Statements for a description of adjustments.

ANIXTER INTERNATIONAL INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

FOR FISCAL YEAR 2014

	Fiscal Year Ended January 2, 2015					Fiscal Year Ended February 1, 2015	Pro Forma Adjustments for Power Solutions(d)		Pro Forma Combined
	Anixter International Inc.(a)	Adjustments	As Adjusted (b)	Tri-Ed (c)	Anixter International Inc. Adjusted	Power Solutions
(In millions)
Net sales	$6,445.5	$(938.5)	$5,507.0	$419.6	$5,926.6	$1,909.1	$—		$7,835.7
Cost of goods sold	4,977.1	(709.4)	4,267.7	338.0	4,605.7	1,614.4	—		6,220.1

Gross profit	1,468.4	(229.1)	1,239.3	81.6	1,320.9	294.7	—		1,615.6
Operating expenses	1,107.5	(178.3)	929.2	62.3	991.5	253.1	2.1	(1)	1,246.7

Operating income	360.9	(50.8)	310.1	19.3	329.4	41.6	(2.1)		368.9
Other expense:
Interest expense	(48.1)	3.6	(44.5)	(10.1)	(54.6)	0.3	(30.5	)(2)(3)	(84.8)
Other, net	(18.0)	2.0	(16.0)	(0.4)	(16.4)	0.1	—		(16.3)

Income from continuing operations before taxes	294.8	(45.2)	249.6	8.8	258.4	42.0	(32.6)		267.8
Income tax expense	100.0	(13.8)	86.2	2.3	88.5	6.4	(2.8	)(4)	92.1

Net income from continuing operations	$194.8	$(31.4)	$163.4	$6.5	$169.9	$35.6	$(29.8)		$175.7

(a)	As reported in the Company’s SEC Form 10-K for fiscal year 2014 and incorporated by reference.

(b)	To reflect the sale of the Company’s Fasteners business as disclosed in the Company’s Form 8-K filed on June 3, 2015 and incorporated by reference.

(c)	To reflect the results of operations of the Tri-Ed business from the beginning of fiscal year 2014 through the date of acquisition of September 17, 2014.

(d)	See Note 2. “Pro Forma Adjustments” of the Notes to Unaudited Pro Forma Combined Financial Statements for a description of adjustments.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

FOR THE TRAILING TWELVE MONTHS ENDED JULY 3, 2015

	Anixter International Inc.	Power Solutions	Pro Forma Adjustments for Power Solutions(d)		Pro Forma Combined
	Trailing Twelve Months Ended July 3, 2015(a)	Trailing Twelve Months Ended May 3, 2015(b)
(In millions)
Net sales	$5,884.1	$1,953.2	$—		$7,837.3
Cost of goods sold	4,577.6	1,654.5	—		6,232.1

Gross profit	1,306.5	298.7	—		1,605.2
Operating expenses	1,010.3	254.9	1.0	(1)	1,266.2

Operating income	296.2	43.8	(1.0)		339.0
Other expense:
Interest expense	(55.2)	0.2	(30.5	)(2)(3)	(85.5)
Other, net	(11.9)	0.2	—		(11.7)

Income from continuing operations before taxes	229.1	44.2	(31.5)		241.8
Income tax expense	86.8	6.4	(1.6	)(4)	91.6

Net income from continuing operations	$142.3	$37.8	$(29.9)		$150.2

(a)	The table below shows the calculation for the Anixter International Inc. Trailing Twelve Months Ended July 3, 2015:

	Year Ended January 2, 2015	Six Months Ended		Trailing Twelve Months Ended July 3, 2015
		July 4, 2014(c)	July 3, 2015(c)
	As Adjusted	As Adjusted
(In millions)
Net sales	$5,926.6	$2,908.0	$2,865.5	$5,884.1
Cost of goods sold	4,605.7	2,255.4	2,227.3	4,577.6

Gross profit	1,320.9	652.6	638.2	1,306.5
Operating expenses	991.5	495.6	514.4	1,010.3

Operating income	329.4	157.0	123.8	296.2
Other expense:
Interest expense	(54.6)	(26.3)	(26.9)	(55.2)
Other, net	(16.4)	(12.0)	(7.5)	(11.9)

Income from continuing operations before taxes	258.4	118.7	89.4	229.1
Income tax expense	88.5	35.1	33.4	86.8

Net income from continuing operations	$169.9	$83.6	$56.0	$142.3

(b)	The table below shows the calculation for the Power Solutions Trailing Twelve Months Ended May 3, 2015:

	Year Ended February 1, 2015	Three Months Ended		Trailing Twelve Months Ended May 3, 2015
		May 4, 2014	May 3, 2015
(In millions)
Net sales	$1,909.1	$456.2	$500.3	$1,953.2
Cost of goods sold	1,614.4	385.3	425.4	1,654.5

Gross profit	294.7	70.9	74.9	298.7
Operating expenses	253.1	62.4	64.2	254.9

Operating income	41.6	8.5	10.7	43.8
Other expense:
Interest expense	0.3	0.1	—	0.2
Other, net	0.1	—	0.1	0.2

Income from continuing operations before taxes	42.0	8.6	10.8	44.2
Income tax expense	6.4	1.3	1.3	6.4

Net income from continuing operations	$35.6	$7.3	$9.5	$37.8

(c)	The table below shows the calculation for the Anixter International Inc. Six Months Ended July 4, 2014 and July 3, 2015:

	Six Months Ended July 4, 2014			Six Months Ended July 3, 2015
	As Reported(e)	Tri-Ed(f)	As Adjusted	As Reported(e)
(In millions)
Net sales	$2,617.3	$290.7	$2,908.0	$2,865.5
Cost of goods sold	2,022.2	233.2	2,255.4	2,227.3

Gross profit	595.1	57.5	652.6	638.2
Operating expenses	447.9	47.7	495.6	514.4

Operating income	147.2	9.8	157.0	123.8
Other expense:
Interest expense	(19.1)	(7.2)	(26.3)	(26.9)
Other, net	(11.6)	(0.4)	(12.0)	(7.5)

Income from continuing operations before taxes	116.5	2.2	118.7	89.4
Income tax expense	34.3	0.8	35.1	33.4

Net income from continuing operations	$82.2	$1.4	$83.6	$56.0

(d)	See Note 2. “Pro Forma Adjustments” of the Notes to Unaudited Pro Forma Combined Financial Statements for a description of adjustments.

(e)	As reported in the Company’s SEC Form 10-Q filing for the quarter ended July 3, 2015.

(f)	To reflect the results of operations of the Tri-Ed business from the beginning of fiscal year 2014.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma combined financial statements present the pro forma results of operations of Anixter International and Power Solutions on a combined basis based on the historical financial information of each company after giving effect to the Acquisition and related financing, Anixter International’s acquisition of all of the outstanding shares of Tri-Northern Acquisition Holdings, Inc. (“Tri-Ed”) (which occurred on September 17, 2014), and Anixter International’s disposition of its OEM Supply- Fasteners business (which occurred on June 1, 2015) (collectively, the “Transactions”). The unaudited pro forma combined statements of operations have been prepared assuming the Transactions occurred on January 4, 2014. The unaudited pro forma combined balance sheet as of July 3, 2015 reflects the Transactions as if they had occurred on that date.

In accordance with GAAP, the Transactions are being accounted for using the purchase method of accounting. As a result, the unaudited pro forma combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identify net assets acquired based primarily on the Company’s review of a fair value assessment and the excess purchase price to goodwill. The Power Solutions purchase price allocation in these unaudited pro forma combined financial statements is based upon a purchase price of approximately $825 million.

2.	Pro Forma Adjustments

The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma combined financial statements to reflect the financing arrangement and acquisition adjustments:

Balance Sheet

(1)	To record the cash received from new indebtedness, less associated issuance costs, net of repayment of existing debt and the acquisition purchase price.

(2)	To record estimated incremental goodwill of $34.6 million.

(3)	To record estimated incremental intangible assets of $212.5 million.

(4)	To record estimated debt issuance costs of $11.8 million.

(5)	To record proceeds from the incurrence of $932.9 million in principal amount of new indebtedness net of repayment of existing debt of $196.3 million.

(6)	To record a $5.9 million deferred tax asset for the amortization of intangible assets acquired that are not deductible for tax purposes.

(7)	To remove the pre-acquisition equity of Power Solutions.

(8)	To remove certain miscellaneous assets and liabilities from Power Solutions’ balance sheet that are not expected to be included in the balance sheet at the closing of the Acquisition.

Income Statement

(1)	To record an increase of amortization expense on the fair value of identified intangible assets, which include customer relationships and non-compete agreements in the amount of $261.9 million and $1.1 million, respectively. The customer relationships and non-compete agreements have estimated useful lives of 11—14 years and 2 years, respectively, and are being amortized on a straight-line basis. Goodwill resulting from the acquisition is not amortized.

(2)	To record an increase in estimated interest expense of $29 million on the $736.6 million of incremental indebtedness of Anixter International expected to be incurred in connection with the financing of the Acquisition. Estimated interest expense has been calculated based on an assumed blended interest rate of 3.9%. See discussion of the impact of a change in interest rates within Note 3. “Pro Forma Interest Expense” to these unaudited pro forma combined financial statements.

(3)	To record estimated amortization of debt issuance costs.

(4)	To record the effective statutory tax rate of 38% on pro forma adjustments and the pre-tax income of Power Solutions.

3.	Pro Forma Interest Expense

An immediate change of 10 basis points in the interest rate would cause a change in pro forma interest expense of approximately $0.7 million on an annual basis.